UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2023

COURSERA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40275	45-3560292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 E. Evelyn Ave.
Mountain View, California		94041
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 963-9884

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	COUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Effective as of January 4, 2023, Christopher D. McCarthy was appointed to serve as a member of the board of directors (the “Board”) of Coursera, Inc. (“Coursera”). Mr. McCarthy was designated a Class II director and will stand for re-election at Coursera’s annual meeting of stockholders in 2023. Mr. McCarthy was also appointed to the nominating and corporate governance committee of the Board.

Mr. McCarthy currently serves as President/CEO of Showtime/Paramount Media Networks and MTV Entertainment Studios. Prior to that, McCarthy held various other leadership positions at Paramount (formerly known as Viacom) and MTV. Mr. McCarthy holds a B.S. with Honors in Commerce and Engineering from Drexel University and an M.B.A. from The Wharton School of Business at the University of Pennsylvania.

Mr. McCarthy will receive compensation for his service as a non-employee director as described in Coursera’s Non-Employee Director Compensation Policy, as amended from time to time (the “Non-Employee Director Compensation Policy”). Pursuant to the Non-Employee Director Compensation Policy, Mr. McCarthy will receive an annual cash retainer of $35,000 for service on our Board as well as an annual grant of restricted stock units having an aggregate fair market value equal to $185,000, upon the terms set forth in the Non-Employee Director Compensation Plan. Mr. McCarthy will also receive a restricted stock unit award valued at four hundred thousand dollars ($400,000), which will vest over a three-year period, with one-third (1/3) of the award vesting on February 15, 2024, and the remainder of the award vesting in equal quarterly installments thereafter, subject to his continued service as a director of the Company.

In connection with his appointment as a director, Coursera expects to enter into its standard form of indemnification agreement with Mr. McCarthy. Mr. McCarthy has no family relationships with any director, executive officer, or person nominated or chosen by Coursera to become a director or executive officer of Coursera. Mr. McCarthy is not a party to any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Director

On January 4, 2023, John Doerr resigned from Coursera’s board of directors and all committees thereof. Mr. Doerr’s decision did not reflect any disagreement with Coursera on any matter relating to Coursera’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COURSERA,INC.

Date: January 9, 2023	By	/s/ Alan B. Cardenas
Alan B. Cardenas
Vice President, Deputy General Counsel and Assistant Corporate Secretary